Province  of  Ontario

To  Wit

To  all  whom  these  presents  may  come,  be  seen  or  known

I, WILLIAM ENNIS BATEMAN a Notary Public, in and for the Province of Ontario, by Royal Authority duly appointed, residing at the City of Toronto in said Province, Do Certify and Attest that the paper-writing hereto annexed is a true copy of a document produced and shown to me by Tagalder (2000) inc. and purporting to be: the Articles of Amendment dated the 31st day of August 2000, the said copy having been compared by me with he said original document, an act whereof being requested I have granted under my Nortarial Form and Seal of Offices to serve and avail as occasion shall or may require. In Testimony Whereof I have hereto subscribed my name and affixed by Nototial Seal.

ARTILCES  OF  AMENDMENT

1.     The  name  of  the  corporation  is:

       TAGALDER  INCORPORATED

2.     The  name  of  the  corporation  is  changed  to:

       TAGALDER  (2000)  INC.

3.     Date  of  incorporation/amalgamation:

       1996-07-11

4.     The  articles  of  the  corporation  are  amended  as  follows:

     (a)     To  change  the  name  of  the corporation to Tagalder (2000) Inc.;

     (b) To consolidate the issued common shares of the corporation on the basis that ten (10) of such issued common shares shall become one (1) common share.

5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on:

          2000-08-30
       (Year, Month, Date)

These  articles  are  signed  in  duplicate.


Tagalder  Incorporated
----------------------------
(Name  of  Corporation)

By: /s/ Ming-Ngok Lam
----------------------------
President: Ming-Ngok Lam

Certificate  of  Status

This  is  to  certify  that  according  to  the  records of the companies branch

TAGALDER  INCORPORATED

Ontario  Corporation  No.

001190027

is a corporation incorporated, amalgamated or continued under the laws of the Province of Ontario.

The  corporation  came  into  existence  on

JULY  11,  1996

and  has  not  been  dissolved.


Dated

AUGUST  24,  2000


/s/  Director  (A)

CERTIFICATE UNDER SUBSECTION 72(8) OF THE SECURITIES ACT, R.S.O. 1990, c.S.5, AS
                                    AMENDED

NAME  OF  ISSUER:  TAGALDER  INCORPORATED

The above-named issuer is included in a list of issuers known to the Commission to be reporting issuers.

The above-named reporting issuer is not included in a list of defaulting reporting issuers maintained by the Commission pursuant to subsection 72(9) of the Securities Act, R.S.O. 1990, c.S.5, as amended.

This certificate is issued in accordance with the interpre1ations and procedures set out in Policy Statement 2.5 of the Commission, and reference should be made to that policy by any person or company making use of the certificate. In particular, subsection 75(3) of the Act permits confidential disclosure to the Commission of a material change in the affairs of a reporting issuer. An issuer that has made such disclosure is not considered to be in default. Accordingly, even if this certificate indicates no default, IT IS POSSIBLE THAT THE REPORTING
                                               ---------------------------------
ISSUER  HAS  FILED  WITH  THE  COMISSION  CONFIDENTIAL INFORMATION OF A MATERIAL
--------------------------------------------------------------------------------
CHANGE  IN  ITS  AFFAIRS.
-------------------------

This certificate relates only to compliance with the Securities Act. R.S.O. 1990,. c.S.5, as amended and regulations thereunder. It has no bearing on compliance with other laws or on the financial position of the issuer.

While the Commission uses reasonable efforts to ensure the accuracy of this certificate, within the limits of Policy Statement 2.5, it disclaims any responsibility for any damage consequent upon any inaccuracy herein.

DATED  at  Toronto  as  of  this  22nd  day  of  August,  2000.

/s/  Manager,  Corporate  Finance
---------------------------------